Exhibit 15.1

Consent of Independent Registered Public Accounting Firm

We have issued our reports dated March 25, 2015, with respect to the consolidated financial statements and internal control over financial reporting included in the Annual Report of Trinity Biotech plc on Form 20-F for the year ended December 31, 2014. We hereby consent to the incorporation by reference of said reports in the following Registration Statements of Trinity Biotech plc:

Form Type	File Number	Effective Date
Form S-8	333-7762	10/10/1997
Form S-8	333-124384	4/28/2005
Form S-8	333-166590	5/6/2010
Form S-8	333-182279	6/22/2012
Form S-8	333-195232	4/11/2014

/s/ GRANT THORNTON

Dublin, Ireland

March 25, 2015